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                                                                 EXHIBIT 99


FOR IMMEDIATE RELEASE                 Contact: Donald J. Radkoski (614) 492-4901
Jan. 11, 2005                                      or Mary Cusick (614) 492-4920


               BOB EVANS FARMS ANNOUNCES DECEMBER SAME-STORE SALES

COLUMBUS, Ohio -- Bob Evans Farms, Inc. (Nasdaq: BOBE) today announced that same-store sales in "core" Bob Evans Restaurants (475 stores which were open for the full 12 months in both fiscal years 2003 and 2004) for the fiscal 2005 month of December (the five weeks ended Dec. 31) decreased 4.9 percent from the same period a year ago. Average menu prices for the fiscal month were up approximately 1.8 percent.

         As expected, the shift in the timing of the Thanksgiving, Christmas and New Years holidays significantly reduced reported same-store sales in Bob Evans Restaurants for both the first and fifth weeks of the fiscal month of December. Due to an unusual number of factors impacting the comparison, management estimates that the shift in the timing of the holidays negatively impacted same-store sales for the period by approximately 4.0 percent.

         Mimi's Cafe same-store sales in "core" restaurants (60 stores which opened prior to July 1, 2002) for the equivalent fiscal 2005 month of December increased 4.0 percent from the same period a year ago. Average menu prices for the period were up approximately 2.8 percent. Same-store sales were negatively impacted by the shift in the timing of the Christmas holiday.

         Bob Evans Farms, Inc. owns and operates 581 full-service, family restaurants in 21 states. Bob Evans Restaurants are primarily located in the Midwest, mid-Atlantic and Southeast regions of the United States, while Owens Restaurants operate in Texas. In addition, the company operates 86 Mimi's Cafe casual restaurants located in 12 states, primarily in California and other western states. Bob Evans Farms, Inc. is also a leading producer and distributor of pork sausage and a variety of complementary homestyle convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit the company's Web site at www.bobevans.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this report which are not statements of historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). In addition, certain statements in future filings by the company with the Securities and Exchange Commission, in press releases and in oral and written statements made by or with the approval of the company which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include statements of plans and objectives of the company or its management or board of directors; statements regarding future economic performance; and statements of assumptions underlying such statements. Words such as "plan," "believes," "anticipates," "expects" and "intends" and similar expressions are intended to, but are not the exclusive means of, identifying those statements.

Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including, without limitation:

     o    Changes in hog costs

     o The possibility of severe weather conditions where the company operates its restaurants

     o    The availability and cost of acceptable new restaurant sites

     o    Shortages of restaurant labor

     o Acceptance of the company's restaurant concepts into new geographic areas

     o Accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of Mimi's Cafe

     o Unanticipated changes in business and economic conditions affecting Mimi's Cafe

     o Other risks disclosed from time to time in the company's securities filings and press releases

There is also the risk that the company may incorrectly analyze these risks or that the strategies developed by the company to address them will be unsuccessful.

Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update any forward-looking statement to reflect circumstances or events after the date on which the statement is made to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to the company or any person acting on behalf of the company are qualified by the cautionary statements in this section.